Exhibit 21

Schering-Plough Corporation and Subsidiaries

Subsidiaries of the Registrant As of
December 31, 2006

State or Country of
Incorporation or
Subsidiaries of Registrant	Organization

AESCA Pharma GmbH	Austria
Beneficiadora e Industrializadora S.A. de C.V.	Mexico
Brazil Holdings Ltd.	Bermuda
DNAX Research Institute of Molecular & Cellular Biology, Inc.	California
Douglas Industries, Inc.	Delaware
Essex Asia Limited	Hong Kong
Essex Chemie A.G	Switzerland
Essex Italia S.p.A.	Italy
Essex Pharma GmbH	Germany
Garden Insurance Co., Ltd.	Bermuda
Integrated Therapeutics Group, Inc.	Delaware
Scherico, Ltd.	Switzerland
Schering Bermuda Ltd	Bermuda
Schering Canada Inc.	Canada
Schering Corporation	New Jersey
Schering-Plough Korea	Korea
Schering-Plough (Ireland) Company	Ireland
Schering-Plough (Proprietary) Limited	South Africa
Schering-Plough A/S	Denmark
Schering-Plough AB	Sweden
Schering-Plough Animal Health Kabushiki Kaisha	Japan
Schering-Plough Animal-Health Corporation	Delaware
Schering-Plough B.V.	Netherlands
Schering-Plough C.A.	Venezuela
Schering-Plough Central East A.G.	Switzerland
Schering-Plough del Caribe, Inc.	New Jersey
Schering-Plough Farma Lda.	Portugal
Schering-Plough Farmaceutica Ltda.	Brazil
Schering-Plough HealthCare Products, Inc.	Delaware
Schering-Plough Holdings (Ireland) Company	Ireland
Schering-Plough Holdings France, SAS	France
Schering-Plough Holdings Ltd.	United Kingdom
Schering-Plough International, Inc.	Delaware
Schering-Plough Investments Company GmbH	Switzerland
Schering-Plough Kabushiki Kaisha	Japan
Schering-Plough Labo N.V.	Belgium
Schering-Plough Limited	Thailand
Schering-Plough Limited	United Kingdom
Schering-Plough Ltd.	Switzerland
Schering-Plough N.V./S.A.	Belgium

State or Country of
Incorporation or
Subsidiaries of Registrant	Organization

Schering-Plough Pharmaceutical Industrial and Commercial S.A.	Greece
Schering-Plough Products Caribe, Inc.	Cayman Islands
Schering-Plough Products LLC	Delaware
Schering-Plough Products, Inc.	Delaware
Schering-Plough Pty. Limited	Australia
Schering-Plough S.A.	Argentina
Schering-Plough S.A.	Colombia
Schering-Plough S.A.	France
Schering-Plough S.A.	Spain
Schering-Plough S.A. de C.V.	Mexico
Schering-Plough S.p.A.	Italy
Schering-Plough Saúde Animal Indústria E Comércio Ltda.	Brazil
Schering-Plough Singapore Pte. Ltd.	Singapore
Schering-Plough Singapore Research Pte. Ltd.	Singapore
Schering-Plough Tibbi Urunler Ticaret, A.S.	Turkey
Schering-Plough Veterinaire	France
Sentipharm A.G	Switzerland
Shanghai Schering-Plough Pharmaceutical Company, Ltd.	China
SOL Limited	Bermuda
SP HealthCare Products Corp.	Delaware
S-P Holding GmbH	Austria
The Summit Property Company LLC	Delaware
Warrick Pharmaceuticals Corporation	Delaware

In accordance with Item 601(b)(21) of Regulation S-K, the Registrant has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of December 31, 2006.